SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report

July 11, 2003
(Date of earliest event reported)

SHURGARD STORAGE CENTERS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-11455	91-1603837

(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

1155 Valley Street
Suite 400
Seattle, Washington 98109-4426

(Address of principal executive offices, including zip code)

(206) 624-8100

(Registrant’s telephone number, including area code)

Item 5. Other Events
Item 7. Financial Statement, Pro Forma Financial Information and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 5.1
EXHIBIT 8.1
EXHIBIT 99.1

Item 5. Other Events

     Shurgard Storage Centers, Inc. (the “Company”) is filing this Current Report on Form 8-K in connection with the issuance of 5,000,000 shares of its class A common stock under the Company’s shelf registration statement on Form S-3, effective November 8, 2002 (File No. 333-100165) (the “Registration Statement”). The exhibits listed below are being filed herewith in lieu of filing them as an exhibit to the Registration Statement, and, because this Form 8-K filing is incorporated by reference in the Registration Statement, such exhibits are set forth in full in the Registration Statement. On July 11, 2003, we issued a press release announcing the pricing of this offering of our common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements None.
(b)	Pro Forma Financial Information

      The unaudited pro forma financial information set forth below gives effect to the transactions relating to our completed and contemplated acquisitions of additional ownership interests in Shurgard Europe, as well as the application of the net proceeds from this offering. These transactions have either been completed after March 31, 2003, or are subject to agreements entered into after March 31, 2003. These transactions include:

•	our acquisition of CSFB’s 10.6% ownership interest in Shurgard Europe on April 30, 2003, for $49.7 million;

•	our acquisition of Deutsche Bank’s 12.8% ownership interest and AIG’s 7.1% ownership interest in Shurgard Europe pursuant to agreements entered into in June 2003 for an aggregate price of 90.6 million euro ($103.2 million as of July 10, 2003) assuming that we close these transactions on July 31, 2003; and

•	our $153.0 million loan to Recom and our purchase of additional equity in Recom for approximately $856,000, resulting in an additional 42.5% indirect ownership interest in Shurgard Europe.

      The pro forma financial information does not reflect our acquisition of the 36 properties that we previously operated under our tax retention operating leases in April and June 2003 or our acquisition of Minnesota Mini-Storage on June 30, 2003, pursuant to which we issued 3,050,000 shares of common stock.

      Recom holds a 53.8% equity interest in Shurgard Europe on a fully diluted basis, consisting of (1) an existing equity investment representing a 22.5% ownership interest in Shurgard Europe and (2) warrants to purchase additional equity, representing a 31.3% ownership interest in Shurgard Europe. Recom has also made a subordinated loan to Shurgard Europe. The pro forma financial information assumes that the warrants have been exercised and that Shurgard Europe has repaid the subordinated loan from Recom, but does not reflect the liquidation of Recom.

      We expect to use proceeds from this offering to fund the Deutsche Bank and AIG transactions and to repay outstanding indebtedness under our revolving credit facility, which includes amounts borrowed to purchase a portion of the 36 properties previously operated under our tax retention operating leases and to fund our additional Recom investment.

      The pro forma condensed consolidated balance sheet as of March 31, 2003 assumes that the transactions and the application of the estimated proceeds from this offering had occurred on March 31, 2003. The pro forma condensed statements of income for the year ended December 31, 2002 and for the three months ended March 31, 2003 assume that the transactions and the application of the estimated proceeds from this offering had occurred on January 1, 2002.

      The pro forma financial information reflects the consolidation of Recom financial statements with our financial statements as of the date the Recom transaction is assumed to have occurred, as described above. The presentation below reflects our investment in Shurgard Europe under the equity method of accounting because our institutional partners have participation rights that affect our ability to control the entity. Under the joint venture agreement, substantially all major decisions will require the approval of us and at least one of our remaining joint venture partners in Shurgard Europe. Based on the guidance provided by Emerging Issues Task Force No. 96-16, “Investor’s Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights,” these governance provisions prevent us from consolidating the financial statements of Shurgard Europe.

      The pro forma financial information set forth below is not necessarily indicative of our combined financial position or the results of operations that actually would have occurred if the transactions had been consummated on such dates. In addition, they are not intended to be a projection of results of operations that may be obtained in the future. This pro forma financial information should be read in conjunction with the audited financial statements and related notes thereto included elsewhere or incorporated by reference in this prospectus supplement.

Pro Forma Unaudited Condensed Consolidated Balance Sheet as of March 31, 2003

				Adjustments
		Adjustments		for Purchase
		for Purchase		of Shurgard
		of Recom		Europe		Pro Forma
	As Reported	Interests		Interests		as Adjusted

	(in thousands)
Assets:
Storage centers	$1,263,018	$—		$—		$1,263,018
Other real estate investments	28,878	153,377	(1)	146,312	(2)	328,567
Cash and cash equivalents	71,847	220	(3)	(49,652	)(4)	22,415
Other assets	129,545	281	(3)	—		129,826

Total assets	$1,493,288	$153,878		$96,660		$1,743,826

Liabilities and Shareholders’ Equity:
Accounts payable and other liabilities	$107,016	$—		$(6,579	)(5)	$100,437
Line of credit	—	153,878	(6)	(51,755	)(7)	102,123
Notes payable	642,355	—		—		642,355

Total liabilities	749,371	153,878		(58,334)		844,915

Minority interest in other real estate investments	15,378	—		—		15,378
Shareholders’ equity	728,539	—		154,994	(7)	883,533

Total liabilities and shareholders’ equity	$1,493,288	$153,878		$96,660		$1,743,826

(1)	The increase in other real estate investments represents our additional 42.5% indirect ownership interest in Shurgard Europe resulting from increasing our ownership interest in Recom from 9.1% to 88.1%.

(2)	The increase in other real estate investments represents our acquisition of CSFB’s 10.6% ownership interest in Shurgard Europe on April 30, 2003 and the anticipated acquisition of Deutsche Bank’s 12.8% ownership interest and AIG’s 7.1% ownership interest in Shurgard Europe in the third quarter of 2003.

(3)	The increases in cash and cash equivalents and other assets represent the consolidation of Recom for financial accounting purposes as of March 31, 2003.

(4)	The decrease in cash is the result of our acquisition of CSFB’s 10.6% ownership interest in Shurgard Europe on April 30, 2003.

(5)	The decrease in accounts payable and other liabilities represents the reclassification of the negative basis of our investment in Shurgard Europe to other real estate investments incident to the purchase of CSFB’s 10.6% ownership interest in Shurgard Europe.

(6)	The increase in our revolving credit facility represents borrowings to fund our loan to Recom and our increased equity investment in Recom.

(7)	Increase in total shareholders’ equity represents proceeds of $155.0 million, net of estimated transaction costs, from the issuance of 5,000,000 shares of common stock at $32.50 per share in this offering, of which approximately $103.2 million will be used to acquire Deutsche Bank’s 12.8% ownership interest and AIG’s 7.1% ownership interest in Shurgard Europe, and approximately $51.8 million will be used to repay outstanding indebtedness under our revolving credit facility.

Unaudited Pro Forma Condensed Statement of Income

for the Year Ended December 31, 2002

				Adjustments
		Adjustments		for Purchase
		for Purchase		of Shurgard
		of Recom		Europe	Pro Forma
	As Reported	Interests		Interests	as Adjusted

	(in thousands, except per share data)
Revenues:
Total revenue	$264,113	$—		$—	$264,113
Expenses:
Depreciation and amortization	46,426	—		—	46,426
Loss from other real estate investments	1,396	7,561	(1)	4,872 (2)	13,829
Other operating and administrative expenses	117,574	—		—	117,574

Total expenses	165,396	7,561		4,872	177,829

Income from operations	98,717	(7,561)		(4,872)	86,284
Other Income (Expense):
Interest expense	(38,386)	(4,508	)(3)	—	(42,894)
Interest income and other	(3,375)	—		—	(3,375)

Other income (expense), net	(41,761)	(4,508)		—	(46,269)
Minority interest	(637)	—		—	(637)

Net income before income tax benefit	56,319	(12,069)		(4,872)	39,378
Income tax benefit	314	—		—	314

Net income	$56,633	$(12,069)		$(4,872)	$39,692

Net Income Allocation:
Allocable to preferred shareholders	$14,695	$—		$—	$14,695
Allocable to common shareholders	41,938	(12,069)		(4,872)	24,997

Net income	$56,633	$(12,069)		$(4,872)	$39,692

Net Income per Common Share:
Basic net income per common share	$1.20	$(0.35)		$(0.22)	$0.63
Diluted net income per common share	$1.18	$(0.34)		$(0.22)	$0.62

(1)	The increased loss from other real estate investments is the result of losses attributable to our additional 42.5% indirect ownership interest in Shurgard Europe through Recom, in which we increased our ownership interest from 9.1% to 88.1%.

(2)	The increased loss from other real estate investments is the result of our acquisition of CSFB’s 10.6% ownership interest in Shurgard Europe on April 30, 2003 and the anticipated acquisition of Deutsche Bank’s 12.8% ownership interest and AIG’s 7.1% ownership interest in Shurgard Europe in the third quarter of 2003.

(3)	The increase in interest expense is the result of the additional $153.9 million that we borrowed under our revolving credit facility to finance our additional investment in Recom.

Unaudited Pro Forma Condensed Statement of Income for the Three Months Ended March 31, 2003

				Adjustments
		Adjustments		for Purchase
		for Purchase		of Shurgard
		of Recom		Europe	Pro Forma as
	As Reported	Interests		Interests	Adjusted

	(in thousands, except per share data)
Revenues:
Total revenue	$66,804	$—		$—	$66,804
Expenses:
Depreciation and amortization	12,374	—		—	12,374
Loss from other real estate investments	577	2,746	(1)	1,730 (2)	5,053
Other operating and administrative expenses	30,983	—		—	30,983

Total expenses	43,934	2,746		1,730	48,410

Income from operations	22,870	(2,746)		(1,730)	18,394
Other Income (Expense):
Interest expense	(9,709)	(949	)(3)		(10,658)
Interest income and other	938	—		—	938

Other income (expense), net	(8,771)	(949)			(9,720)
Minority interest	(172)	—		—	(172)

Net income before income tax benefit	13,927	(3,695)		(1,730)	8,502
Income tax benefit	86	—		—	86

Net income	$14,013	$(3,695)		$(1,730)	$8,588

Net Income Allocation:
Allocable to preferred shareholders	$2,974	$—		$—	$2,974
Allocable to common shareholders	11,039	(3,695)		(1,730)	5,614

Net income	$14,013	$(3,695)		$(1,730)	$8,588

Net Income per Common Share:
Basic net income per common share	$0.31	$(0.10)		$(0.07)	$0.14
Diluted net income per common share	$0.30	$(0.10)		$(0.06)	$0.14

(1)	The increased loss from other real estate investments is the result of losses attributable to our additional 42.5% indirect ownership interest in Shurgard Europe through Recom, in which we increased our ownership interest from 9.1% to 88.1%.

(2)	The increased loss from other real estate investments is the result of our acquisition of CSFB’s 10.6% ownership interest in Shurgard Europe on April 30, 2003 and the anticipated acquisition of Deutsche Bank’s 12.8% ownership interest and AIG’s 7.1% ownership interest in Shurgard Europe in the third quarter of 2003.

(3)	The increase in interest expense is the result of the additional $153.9 million that we borrowed under our revolving credit facility to finance our additional investment in Recom.

(c)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 11, 2003, between Citigroup Global Markets Inc., Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters, and the Company.
5.1	Opinion of Perkins Coie LLP
8.1	Opinion of Perkins Coie LLP as to tax matters
23.1	Consent of Perkins Coie LLP (contained in the opinion filed as Exhibit 5.1 hereto)
99.1	Press release dated July 11, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHURGARD STORAGE CENTERS, INC.

	By	/s/ Christine M. McKay

Christine M. McKay, Senior Vice President,
Dated: July 11, 2003		General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 11, 2003, between Citigroup Global Markets Inc., Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters, and the Company.
5.1	Opinion of Perkins Coie LLP
8.1	Opinion of Perkins Coie LLP as to tax matters
23.1	Consent of Perkins Coie LLP (contained in the opinion filed as Exhibit 5.1 hereto)
99.1	Press release dated July 11, 2003